EMPLOYMENT AGREEMENT
                             --------------------


            THIS AGREEMENT is entered into as of January 3, 1997 by and between The Taubman Company Limited Partnership, a Michigan limited partnership (the "Company"), and Lisa A. Payne ("Payne").

            WHEREAS, the Company desires to employ Payne, and Payne desires to be employed by the Company, upon the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

      Article I. (a) The Company hereby employs Payne as an Executive Vice President and its Chief Financial Officer, and Payne accepts such employment and agrees to perform such services and duties as may be reasonably assigned or delegated to her from time to time by the Chief Executive Officer of the Company, the Partnership Committee (the "Partnership Committee") of The Taubman Realty Group Limited Partnership, a Delaware limited partnership ("TRG"), or the General Partner of the Company, upon the terms and conditions set forth herein, during the Employment Period (as defined hereinafter). In addition to the foregoing capacities, she shall serve TRG as a member of the Partnership Committee as an appointee of Taub-Co Management, Inc. or TG Partners Limited Partnership to serve as such in accordance with the Partnership Agreement of TRG, and shall serve Taubman Centers, Inc. ("TCI") as an Executive Vice President, its Chief Financial Officer and, subject to the ByLaws of TCI and if designated in the first instance by the Board of Directors of TCI to fill the vacancy created by the resignation of Bernard Winograd and thereafter if elected by the Shareholders of TCI, as a member of its Board of Directors.

                        (b) Payne's term of employment shall commence as of a date mutually acceptable to the Company and Payne, which shall not be later than January 31,

1997, and continue through the third anniversary of the commencement of employment (the "Initial Term"). On the second anniversary of the commencement of employment and on each anniversary thereafter, the term of Payne's employment under this Agreement shall automatically be extended for an additional one-year period (each, an "Extension Term"), unless prior to any such anniversary either the Company or Payne provides written notice to the other of such party's intention that Payne's employment under this Agreement not be so extended. As used herein, the term "Employment Period" means the Initial Term and each Extension Term. In the event that Payne's employment with the Company is terminated as provided in Article III hereof, the Employment Period shall terminate as of the termination of such employment, except for the continuation of payments as provided in Article III(a) hereof.

      Article II. (a) During the Employment Period, the Company shall pay to Payne for all services rendered under this Agreement a base salary of not less than $500,000, payable in accordance with the general payroll practices of the Company (the "Base Salary"). The Company will review the amount of such Base Salary annually with consideration to an upward adjustment; however, nothing contained herein obligates the Company to increase the Base Salary. Once increased by the Company, the Base Salary may not be decreased.

                        (b) During the Employment Period, Payne shall participate in the Senior Short Term Incentive Plan of the Company (the "SSTI"), having a target of $250,000 and a maximum annual award of $375,000, it being understood that all amounts payable under the SSTI shall be paid by March 15 of the year following the year in which the award was made in accordance with normal Company practice. For the year ended December 31, 1997, the Company hereby agrees that the award to Payne under the SSTI will be at least $250,000.



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                        (c)   During the Employment Period, Payne shall
participate in the Company's Long-Term Performance Compensation Plan (the "LTPC") with a "Basic Grant Amount" for her initial grant under the LTPC of 7.25 "Notional Units", such initial grant to be made at the March 1997 meeting of the Compensation Committee of TRG (the "Compensatio Committee") or the Partnership Committee (the "March Meeting").

                        (d) No later than the March Meeting, Payne shall be granted an option to purchase the equivalent in Units of Partnership of TRG of 100,000 shares of Common Stock of TCI pursuant to the TRG 1992 Incentive Option Plan (the "Incentive Option Plan").

                        (e) During the Employment Period, Payne shall be eligible to participate in all the Company's employee benefit programs as the same may be in effect from time to time and shall be entitled to receive the same perquisites provided to other senior executives of the Company. Article
III. (a) If Payne's employment with the Company terminates for any reason other than Payne's voluntary termination of her employment hereunder, death or "disability" (as that term is defined in the LTPC), or other than the Company's termination for "cause" (as hereinafter defined), Payne shall have no further obligations hereunder and in addition to any and all benefits under this Agreement that have accrued to the date of termination of the employment, shall be entitled to receive, subject to Section (d) below, her Base Salary and target bonus under the SSTI, in either case, in effect at the time of such termination (which shall continue to be payable in the same manner as prior to such termination) for the remainder of the Employment Period. In addition, all benefits under the various compensatory plans of the Company that Payne is participating in shall immediately vest in accordance with the terms of such compensatory plans, it being understood, however,



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that  the  Company  shall  recommend  to the  Compensation  Committee  that  the
Compensation Committee take the following action: (i) with respect to the LTPC, that at the time of the grant of the "Basic Grant Amount", such "Basic Grant Amount" shall automatically vest pursuant to Section 5.5 of the LTPC in the event Payne's employment with the Company terminates for any reason other than
Payne's   voluntary   termination   of  her  employment   hereunder,   death  or
"disability", or other than the Company's termination for "cause" or in the event that the Initial Term is not automatically renewed pursuant to Article I(b) hereof; and (ii) with respect to the Incentive Option Plan, that at the time of the grant contemplated by Article II(d) hereof, such grant shall automatically vest pursuant to Section 7.6 of the Incentive Option Plan 6 months and 1 day following the date of such grant in the event Payne's employment with the Company terminates for any reason other than Payne's voluntary termination of her employment hereunder, death or "disability", or other than the Company's termination for "cause" and shall be exercisable for a period of 90 days thereafter, provided that such termination of employment occurs not sooner than 6 months and 1 day following the date of such grant, or in the event that the Initial Term is not automatically renewed pursuant to Article 1(b) hereof . For purposes hereof and for purposes of Article III(c) hereof, Payne shall not be deemed to have voluntarily terminated her employment hereunder if she leaves the employ of the Company for any reason within 90 days following (i) a "Change in Control Event" as that term is defined in the LTPC, (ii) a substantial diminution of duties or responsibilities, (iii) a change in title without Payne's consent or (iv) a change in location of Payne's place of employment outside of the metropolitan Detroit area.

                         (b)   The Company may terminate Payne's employment for
"cause" in which event neither the Company nor Payne shall have any further obligations to the other hereunder other than the Company's obligation to Payne for any and all benefits



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under this  Agreement that have accrued to the date of termination of employment and as provided in the applicable compensatory plans of the Company. "Cause" is hereby defined to mean the willful and continual failure to substantially perform her duties with the Company or the engagement in conduct (including any peculation) which is demonstrably and materially injurious to the Company,
monetarily  or  otherwise   ("Termination  for  Cause");   provided,  that  such
termination  shall be effective  only if it shall have been preceded by a notice
specifying  the  facts  and  circumstances   claimed  to  provide  a  basis  for
Termination for Cause. For purposes hereof, no act, or failure to act, on Payne's part shall be considered "willful" unless done, or omitted to be done, by Payne not in good faith and without reasonable belief that her action or omission was in the best interests of the Company.

                        (c) In the event that Payne's employment with the Company terminates by reason of her voluntary termination of her employment hereunder, death or "disability", neither the Company nor Payne shall have any further obligations to the other hereunder other than the Company's obligation to Payne for any and all benefits under this Agreement that have accrued to the date of termination of employment and as provided in the applicable compensatory plans of the Company. (d) If during the payout period provided in Article III
(a) (other than in connection with a "Change in Control Event" in which event this Article III(d) shall not apply) Payne shall accept employment with a person, corporation or other entity other than the Company, then any amounts to be paid to Payne thereafter pursuant to this Article III shall be reduced by the amount of any compensation paid to Payne by such other person, corporation or other entity during the balance of the payout period, provided, however, if the event resulting in the termination payments to Payne under Article III(a) hereof occurs during the first two years of the Initial Term, such reduction shall only take into account the amount



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of base salary  received by Payne from her new  employer.  As a condition to the continued receipt by Payne of payments pursuant to Article III, Payne shall, at the written request from time to time of the Company, certify to the Company either (i) that she has not accepted employment; or (ii) if she has accepted employment, the total compensation to be paid to her by such other corporation, person or entity during such balance of the payout period.

      Article IV. It is the intent of the Company and Payne that Payne relocate her family residence to the Bloomfield Hills, Michigan area (the "New Residence") as soon as possible after the commencement of employment. In this regard, the Company and Payne hereby agree as follows:

                        (a) The Relocation - Current Employees policy (the "Policy") of the Company (a copy of which is attached hereto) shall apply to the relocation of Payne with the following exceptions:

                              (i)  Temporary Living Expenses.  The 30 day

limitation in the Policy with respect to temporary living expenses is hereby changed to six months, subject to such reasonable increase(s) as the Company and Payne may agree to in the future; and

                              (ii)  Relocation Loan Allowance.  This portion of
the Policy shall not be applicable to Payne's relocation.

                        (b) In addition to the foregoing, in the event that Payne sells her Brooklyn Heights, New York residence (the "Old Residence") for less than $1,650,000 (including a sale pursuant to that portion of the Policy relating to Home Sale Assistance), the Company shall pay to Payne one-half the difference between $1,650,000 and the actual selling price in connection with such sale up to a maximum of $175,000 upon the presentment to the Company of an executed closing statement reflecting the sale price of the Old Residence. Notwithstanding anything to the contrary contained herein, this section 4(b) shall



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continue to apply after the termination of the Employment  Period for any reason until such time as the Old Residence is sold.

      Article V. During the Employment Period, Payne shall devote her best efforts and her full time and attention during normal business hours (except for usual vacation periods and periods of illness or other incapacities) to the business and affairs of the Company.

      Article VI. (a) This Agreement shall inure to the benefit of and be enforceable by Payne's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Payne should die during the Employment Period all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to her devisee, legatee or other designee or if there is no such designee, to her estate. Payne may not assign, pledge or encumber her interest in this Agreement without the written consent of the Company.

                        (b) This Agreement may not be assigned by either party hereto without the prior written consent of the other, and no such consent shall operate as a waiver of any other rights pursuant to this Agreement.

      Article VII. All notices required or contemplated under this Agreement shall be delivered (a) personally, (b) by next day courier service, or (c) by certified or registered mail, return receipt requested, addressed as follows (or to such other address as any party may provide in writing to the other):

            If to the Company:

                  The Taubman Company Limited Partnership
                  200 East Long Lake Road
                  Suite 200
                  Bloomfield Hills, Michigan 48304

                  Attention:  Mr. Robert S. Taubman



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            with a copy to:

                  Miro Weiner & Kramer
                  500 North Woodward Avenue
                  Suite 100
                  Bloomfield Hills, Michigan 48304

                  Attention:  Kenneth H. Gold, Esq.

            If to Payne:

                  Lisa A. Payne
                  99 Battery Place Apt. 9F
                  New York, New York 10280

            with a copy to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601

                  Attention:  Alan G. Berkshire, Esq.

All notices under this Agreement shall be deemed received when personally delivered, on the first business day after depositing with a next day courier service, or on the third day after mailing, as the case may be.

      Article VIII. This Agreement shall be construed according to the laws of the State of Michigan (excluding the choice of law rules thereof).

      Article IX. This Agreement contains the entire agreement of the parties hereto relating to the employment of Payne by the Company and supersedes all oral or written agreements, commitments or understandings between the parties hereto with respect to the matters provided herein. No amendment, modification or waiver of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or waiver is sought (which in the case of the Company must be signed by its President), and then any such waiver shall be effective only



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in the  specific  instance and for the  specific  purpose for which  given.  The parties hereby expressly agree that there are no implied contracts, promises, covenants, or conditions governing their employment relationship.

      Article X. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    THE TAUBMAN COMPANY LIMITED PARTNERSHIP

                           By : /s/ Robert S. Taubman
                                ------------------------------------------------

                                Its: President
                                ------------------------------------------------

                                /s/ Lisa A. Payne
                                ------------------------------------------------
                                    Lisa A. Payne



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